Exhibit 99.1

Red Rock Resorts Announces Third Quarter 2023 Results

LAS VEGAS, Nov. 7, 2023 /PRNewswire/ -- Red Rock Resorts, Inc. ("Red Rock Resorts," "we" or the "Company") (NASDAQ: RRR) today reported financial results for the third quarter ended September 30, 2023.

Third Quarter Results

Consolidated Operations

  Net revenues were $411.6 million for the third quarter of 2023, a decrease of 0.7%, or $2.8 million, from $414.4 million in the same period of 2022.
  Net income was $68.4 million for the third quarter of 2023, a decrease of 28.3%, or $27.0 million, from $95.5 million in the same period of 2022.
  Adjusted EBITDA(1) was $175.2 million for the third quarter of 2023, a decrease of 3.7%, or $6.7 million, from $181.9 million in the same period of 2022.

Las Vegas Operations

  Net revenues from Las Vegas operations were $408.0 million for the third quarter of 2023, a decrease of 0.9%, or $3.6 million, from $411.6 million in the same period of 2022.
  Adjusted EBITDA from Las Vegas operations was $191.4 million for the third quarter of 2023, a decrease of 4.3%, or $8.5 million, from $199.9 million in the same period of 2022.

Balance Sheet Highlights

The Company's cash and cash equivalents at September 30, 2023 were $122.8 million and total principal amount of debt outstanding at the end of the third quarter was $3.3 billion.

Quarterly Dividend

The Company's Board of Directors has declared a cash dividend of $0.25 per Class A common share for the fourth quarter of 2023. The dividend will be payable on December 29, 2023 to all stockholders of record as of the close of business on December 15, 2023.

Prior to the payment of such dividend, Station Holdco LLC ("Station Holdco") will make a cash distribution to all unit holders of record, including the Company, of $0.25 per unit for a total distribution of approximately $27.1 million, approximately $15.6 million of which is expected to be distributed to the Company and approximately $11.5 million of which is expected to be distributed to the other unit holders of record of Station Holdco.

Conference Call Information

The Company will host a conference call today at 4:30 p.m. Eastern Time to discuss its financial results. The conference call will consist of prepared remarks from the Company and include a question and answer session. Those interested in participating in the call should dial (888) 317-6003, or (412) 317-6061 for international callers, approximately 15 minutes before the call start time. Please use the passcode: 0275530. A replay of the call will be available from today through November 15, 2023 at www.redrockresorts.com. A live audio webcast of the call will also be available at www.redrockresorts.com.

Presentation of Financial Information

(1) Adjusted EBITDA is a non-GAAP measure that is presented solely as a supplemental disclosure. We believe that Adjusted EBITDA is a widely used measure of operating performance in our industry and is a principal basis for valuation of gaming companies. We believe that in addition to net income, Adjusted EBITDA is a useful financial performance measurement for assessing our operating performance because it provides information about the performance of our ongoing core operations. Adjusted EBITDA includes net income plus depreciation and amortization, share-based compensation, write-downs and other, net (including gains and losses on asset disposals, demolition costs, development, preopening, business innovation and technology enhancements, contract termination costs and non-routine items), asset impairment, interest expense, net, provision for income tax and other.

Company Information and Forward Looking Statements

Red Rock Resorts is a holding company that owns an indirect equity interest in and manages Station Casinos LLC ("Station Casinos"). Station Casinos is the leading provider of gaming, hospitality and entertainment to the residents of Las Vegas, Nevada. Station Casinos' properties, which are located throughout the Las Vegas valley, are regional entertainment destinations and include hotels as well as various amenities, including numerous restaurants, entertainment venues, movie theaters, bowling and convention/banquet space, as well as traditional casino gaming offerings such as video poker, slot machines, table games, bingo and race and sports wagering. Station Casinos owns and operates Red Rock Casino Resort Spa, Green Valley Ranch Resort Spa Casino, Palace Station Hotel & Casino, Boulder Station Hotel & Casino, Sunset Station Hotel & Casino, Santa Fe Station Hotel & Casino, Wildfire Rancho, Wildfire Boulder, Wildfire Sunset, Wildfire Valley View, Wildfire Anthem, Wildfire Fremont and Wildfire Lake Mead. Station Casinos also owns a 50% interest in Barley's Casino & Brewing Company, Wildfire Casino & Lanes and The Greens.

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements include, without limitation, statements regarding our expectations, hopes or intentions regarding the future. These forward-looking statements can often be identified by their use of words such as "will", "might", "predict", "continue", "forecast", "expect", "believe", "anticipate", "outlook", "could", "would", "target", "project", "intend", "plan", "seek", "estimate", "pursue", "should", "may" and "assume", or the negative thereof, as well as variations of such words and similar expressions referring to the future. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. Certain important factors, including but not limited to, financial market risks, could cause our actual results to differ materially from those expressed in our forward-looking statements. Further information on potential factors which could affect our financial condition, results of operations and business includes, without limitation, the impact of rising inflation, higher interest rates and increased energy costs on consumer demand and the Company's business, financial results and liquidity; the impact of unemployment and changes in general economic conditions on discretionary spending and consumer demand; the impact of our substantial indebtedness; the effects of local and national economic, credit and capital market conditions on consumer spending and the economy in general, and on the gaming and hotel industries in particular; the effects of competition, including locations of competitors and operating and market competition; changes in laws, including increased tax rates, regulations or accounting standards, third-party relations and approvals, and decisions of courts, regulators and governmental bodies; risks associated with construction projects, including disruption of our operations, shortages of materials or labor, unexpected costs, unforeseen permitting or regulatory issues and weather; litigation outcomes and judicial actions, including gaming legislative action, referenda and taxation; acts of war or terrorist incidents, pandemics, natural disasters or civil unrest; risks associated with the collection and retention of data about our customers, employees, suppliers and business partners; and other risks discussed under the heading "Risk Factors" in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, and in the Company's other current and periodic reports filed from time to time with the Securities and Exchange Commission. All forward-looking statements in this document are made based on information available to the Company as of the date hereof, and the Company assumes no obligation to update any forward-looking statement.

View source version on http://redrockresorts.investorroom.com/:

INVESTORS:
Stephen L. Cootey
Stephen.Cootey@redrockresorts.com
(702) 495-4214

MEDIA:
Michael J. Britt
Michael.Britt@redrockresorts.com
(702) 495-3693

Red Rock Resorts, Inc.
Condensed Consolidated Statements of Income
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Operating revenues:
Casino	$ 272,747	$ 282,386	$ 830,494	$ 842,793
Food and beverage	72,778	69,799	228,548	209,254
Room	42,036	39,062	130,867	120,117
Other	24,045	23,192	71,463	66,152
Net revenues	411,606	414,439	1,261,372	1,238,316
Operating costs and expenses:
Casino	70,753	69,697	212,047	208,309
Food and beverage	57,741	55,309	178,736	166,371
Room	13,348	13,031	40,428	38,806
Other	7,759	8,455	24,465	23,617
Selling, general and administrative	91,850	91,570	277,835	268,059
Depreciation and amortization	32,535	30,789	96,368	97,311
Write-downs and other, net	15,083	3,862	44,768	16,087
Asset impairment	—	1,026	—	80,018
	289,069	273,739	874,647	898,578
Operating income	122,537	140,700	386,725	339,738
Earnings from joint ventures	640	822	2,293	2,678
Operating income and earnings from joint ventures	123,177	141,522	389,018	342,416

Other expense:
Interest expense, net	(45,502)	(34,287)	(132,298)	(89,709)
Income before income tax	77,675	107,235	256,720	252,707
Provision for income tax	(9,252)	(11,783)	(27,860)	(32,572)
Net income	68,423	95,452	228,860	220,135
Less: net income attributable to noncontrolling interests	32,907	45,844	109,155	106,433
Net income attributable to Red Rock Resorts, Inc.	$ 35,516	$ 49,608	$ 119,705	$ 113,702

Earnings per common share:
Earnings per share of Class A common stock, basic	$ 0.61	$ 0.86	$ 2.07	$ 1.91
Earnings per share of Class A common stock, diluted	$ 0.60	$ 0.83	$ 1.99	$ 1.87

Weighted-average common shares outstanding:
Basic	57,961	57,889	57,815	59,458
Diluted	103,206	103,012	103,243	61,723

Dividends declared per common share	$0.25	$0.25	$0.75	$0.75

Red Rock Resorts, Inc.
Segment Information and Reconciliation of Net Income to Adjusted EBITDA
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net revenues
Las Vegas operations	$ 407,959	$ 411,560	$ 1,250,586	$ 1,231,401
Native American management	—	—	—	—
Reportable segment net revenues	407,959	411,560	1,250,586	1,231,401
Corporate and other	3,647	2,879	10,786	6,915
Net revenues	$ 411,606	$ 414,439	$ 1,261,372	$ 1,238,316

Net income	$ 68,423	$ 95,452	$ 228,860	$ 220,135
Adjustments
Depreciation and amortization	32,535	30,789	96,368	97,311
Share-based compensation	4,390	4,662	14,515	12,799
Write-downs and other, net	15,083	3,862	44,768	16,087
Asset impairment	—	1,026	—	80,018
Interest expense, net	45,502	34,287	132,298	89,709
Provision for income tax	9,252	11,783	27,860	32,572
Other	—	—	—	846
Adjusted EBITDA	$ 175,185	$ 181,861	$ 544,669	$ 549,477

Adjusted EBITDA
Las Vegas operations	$ 191,412	$ 199,920	$ 598,552	$ 605,985
Native American management	—	(120)	—	(3,568)
Corporate and other	(16,227)	(17,939)	(53,883)	(52,940)
Adjusted EBITDA	$ 175,185	$ 181,861	$ 544,669	$ 549,477